                                                                    EXHIBIT 23.6


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


We consent to the inclusion in this registration statement on Form S-1 (to be filed on or about February 17, 1998) of our report dated October 3, 1997, on our audit of the financial statements of Bayard Drilling Technologies, Inc. as of June 30, 1997, and the six months then ended. We also consent to the references to our firm under the caption "Independent Public Accountants."



                                             /s/ Coopers & Lybrand, L.L.P.
                                             Coopers & Lybrand, L.L.P.


Oklahoma City, OK
February 17, 1998